Exhibit 10.5
SHOALS TECHNOLOGIES GROUP, INC.
2021 LONG-TERM INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE
Pursuant to the terms and conditions of the Shoals Technologies Group, Inc. 2021 Long-Term Incentive Plan, as amended from time to time (the “Plan”), Shoals Technologies Group, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) the number of restricted stock units (the “RSUs”) set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein, in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and in the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Award:	Restricted Stock Units
Participant:	[●]
Date of Grant:	[●]
Vesting Commencement Date:	[●]
Total Number of Restricted Stock Units:	[●]

Vesting Schedule:
Subject to Sections 3 and 6 of the Agreement, the Plan and the other terms and conditions set forth herein, the RSUs shall vest according to the following schedule, subject to your continued employment or service with the Company or an Affiliate from the Date of Grant through each such vesting date (each, a “Vesting Date”):

	Vesting Date	Percentage of RSUs That Vest
	First Anniversary of the Vesting Commencement Date	33.33%
	Second Anniversary of the Vesting Commencement Date	33.33%
	Third Anniversary of the Vesting Commencement Date	33.34%

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
Notwithstanding any provision in this Grant Notice or the Agreement to the contrary, if you fail to execute and deliver this Grant Notice to the Company within ninety (90) days following the Date of Grant set forth above, then this Award will terminate automatically without any further action by the Company, and this Grant Notice and the Agreement will be null and void. This Grant Notice can be executed by you and delivered to the Company, subject to the exclusive discretion of the Company, by either (i) executing this Grant Notice manually and delivering the executed original, postmarked within ninety (90) days following the Date of Grant, to 1400 Shoals Way, Portland, TN 37148, Attn: Total Reward, (ii) sending an electronic copy of the executed Grant Notice to human.resources@shoals.com, or (iii) through the online grant agreement procedure with the Company’s designated broker-dealer.
2

[Signature Page Follows]
3

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Participant has executed this Grant Notice, effective for all purposes as provided above.
    SHOALS TECHNOLOGIES GROUP, INC.

    By:
    Name: Brandon Moss
    Title: Chief Executive Officer

    PARTICIPANT

    _______________________________________
    Name: [●]

Signature Page to
Restricted Stock Unit Grant Notice

EXHIBIT A
RESTRICTED STOCK UNIT AGREEMENT
This Restricted Stock Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between Shoals Technologies Group, Inc., a Delaware corporation (the “Company”), and the individual whose name appears on the Grant Notice (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Grant Notice and if not defined therein, then in the Plan.
1.    Award.  In consideration of the Participant’s past and/or continued employment with, or service to, the Company or an Affiliate and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each RSU represents the right to receive one Share, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan. Unless and until the RSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Shares or other payments in respect of the RSUs. Prior to settlement of this Award, the RSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.    Vesting of RSUs. Except as otherwise set forth in Sections 3 or 6 hereof, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice.  Unless and until the RSUs have vested in accordance with such vesting schedule, the Participant will have no right to receive any dividends or other distribution with respect to the RSUs.
3.    Termination and Forfeiture of RSUs.
(a)    Upon the Participant’s Termination of Service, any RSUs that remain unvested as of such date of Termination of Service (and all rights arising from such RSUs and from being a holder thereof) will automatically and immediately terminate as of such date without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(b)    Notwithstanding the foregoing,
(i)    subject to Section 3 (b)(iv) below, upon the Participant’s Termination of Service by the Company or an Affiliate without Cause, the portion of the RSUs which would have vested on the first Vesting Date to occur following such Termination of Service shall immediately vest as of the date of such Termination of Service and be settled pursuant to Section 5 hereof, and any and all then-unvested RSUs (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further
Exhibit A-1

action by the Company and will be forfeited without further notice and at no cost to the Company;
(ii)    upon the Participant’s Termination of Service due to death or Disability, any RSUs that remain unvested as of such date of Termination of Service shall immediately vest as of such date and be settled pursuant to Section 5 hereof;
(iii)    upon the occurrence of a Change in Control,
                (A)    to the extent the RSUs are not continued, assumed or substituted by the surviving entity in connection with such Change in Control, any RSUs that remain unvested as of the date of consummation of such Change in Control shall immediately vest as of such date and be settled pursuant to Section 5 hereof; or
                (B)    to the extent the RSUs are continued, assumed or substituted by the surviving entity in connection with such Change in Control, upon the Participant’s Termination of Service by the Company or an Affiliate without Cause within the twenty-four (24) month period following the date of consummation of such Change in Control, subject to Section 3(b)(iv) below, any RSUs that remain unvested as of the date of such Termination of Service shall immediately vest as of such date and be settled pursuant to Section 5 hereof.
            (iv)    The vesting of any RSUs upon (x) the Participant’s Termination of Service by the Company or an Affiliate without Cause pursuant to Section 3(b)(i) above or (y) the Participant’s Termination of Service by the Company or an Affiliate without Cause under Section 3(b)(iii) above shall be subject, in each case, to the Participant’s execution of a general release of claims in a form provided by the Company or its successor or affiliate, as applicable (the “Release”) and such Release becoming irrevocable in accordance with its terms within 28 days following the Participant’s Termination of Service.
4.    Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding Shares and, on the record date for such dividend, the Participant holds RSUs granted pursuant to this Agreement that have not yet been settled pursuant to Section 5 hereof, the Company shall record the amount of such dividend in a bookkeeping account and pay to the Participant an amount in cash equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of Shares equal to the number of RSUs held by the Participant that have not yet been settled pursuant to Section 5 as of such record date, with such payment to be made on the date on which such RSUs are settled in accordance with Section 5 (the “Dividend Equivalents”). For purposes of clarity, if the RSUs (or any portion thereof) are forfeited by the Participant pursuant to the terms of this Agreement, then the Participant shall also forfeit the Dividend Equivalents, if any, accrued with respect to such forfeited RSUs. No interest will accrue on the Dividend Equivalents between the declaration and payment of the applicable dividends and the settlement of the Dividend Equivalents.
Exhibit A-2

5.    Settlement of RSUs. As soon as administratively practicable following the vesting of any portion of the RSUs pursuant to Sections 2 or 3 hereof, but in no event later than the expiration of the short-term deferral period after which such RSUs cease to be subject to a substantial risk of forfeiture, the Company shall deliver to the Participant a number of Shares equal to the number of such vested RSUs. All Shares issued hereunder shall be delivered either by delivering one or more certificates for such Shares to the Participant or by entering such Shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 5 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
6.    Restrictive Covenants. Notwithstanding any provision in this Agreement or the Plan to the contrary, in the event the Committee determines that Participant has failed to abide by the provisions of any confidentiality, non-competition or non-solicitation covenant in any agreement, including but not limited to the covenants set out herein, by and between the Company or any Affiliate and Participant, then all RSUs that have not been settled pursuant to Section 5 hereof as of the date of such determination (and all rights arising from such RSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
(a)    Non-Competition. Employee acknowledges and agrees that Company is engaged in a highly competitive business and that by virtue of Employee’s position and responsibilities with Company or an Affiliate, Employee gained access to Confidential Information and Trade Secrets. Accordingly, Employee agrees, except to the extent necessary to comply with the rules of professional responsibility that may be applicable to your particular profession, that for a period of twelve (12) months after separation from employment or service (the “Restricted Period”), Employee will not, directly or indirectly, own, manage, operate, control, be employed by or otherwise provide services (whether as an employee consultant, independent contractor or otherwise, and whether or not for compensation) to any person, firm, corporation or other entity, in whatever form, engaged in any Competing Business. For purposes of this Agreement “Competing Business” is any entity (including any of its subsidiaries or affiliates) that is engaged in "Business and/or Operations” that are the same or similar to those performed by the Company for which Employee provides services or about which Employee obtains Confidential Information during employment or service. “Business and/or Operations” include the design, manufacture, distribution, or sale of electrical wire harnesses, combiner boxes, and junctions boxes. However, notwithstanding any provision in this Paragraph 6(a), Employee may work for a Competing Business whose business is diversified, provided Employee’s work for the Competing Business does not directly or indirectly benefit any division or business unit of the Competing Business that is engaged in Business and/or Operations that are the same or similar to those performed by the Company. Nothing in this Agreement shall prevent Employee from owning not more than one percent of the total shares of all classes of stock outstanding of any publicly held entity engaged in a Competing Business.
Exhibit A-3

(b)    Non-Solicitation of Customers. Employee agrees, except to the extent necessary to comply with the rules of professional responsibility that may be applicable to their particular profession, that for a period of twelve (12) months after separation from employment or service (the “Restricted Period”), Employee will not, with respect to the “Business and/or Operations” as defined in Paragraph 6(a), solicit, induce, attempt to induce, or attempt to provide any services to any current Company Customer (defined as any Customer of the Company with whom you had dealings and/or for whom you performed services during the last twenty-four (24) months of your employment or service with Company) to do business with Employee on your own behalf or on behalf of any Competing Business.
(c)    Non-Solicitation of Employees. Employee agrees, except to the extent necessary to comply with the rules of professional responsibility that may be applicable to their particular profession, that for a period of twelve (12) months after separation from employment or service (the “Restricted Period”), Employee will not solicit, interfere with, encourage or endeavor to cause any other employee or independent contractor of the Company to leave his/her employment (or independent contractor assignment) with the Company.
(d)    Non-Disparagement. Employee agrees that during their employment and thereafter, to the extent permitted by law, they will not make negative comments or otherwise disparage the Company or its officers, directors, managers, employees, shareholders, members, agents, services or products. This includes but is not limited to any remarks or comments, orally or in writing, to any customer, potential customer, partner, supplier, vendor, employee, shareholder, potential investor, or any other person, which or who have, or could reasonably be anticipated to have, business dealings with the Company, which remarks or comments reasonably could be construed to be derogatory or disparaging to the Company or any of its shareholders, officers, directors, employees, attorneys or agents, or which reasonably could be anticipated to be damaging or injurious to the Company’s reputation or good will or to the reputation or good will of any person associated with the Company. Notwithstanding the above, your non-disparagement obligation shall not prohibit you from testifying truthfully in any legal proceeding and nothing in this Paragraph is intended to limit, in any way, the rights you have as outlined in Paragraph 11.
(e)    Confidential Information. During the course of Employee’s employment or service with Company or an Affiliate, Employee acquired and had access to Confidential Information and Trade Secrets (as hereinafter defined) belonging to Company, its affiliates, subsidiaries, divisions and joint ventures (collectively referred to as “Company” throughout and for purposes of this Paragraph 6(d)). Such Confidential Information and Trade Secrets include, without limitation, business and technical information, whatever its nature and form and whether obtained orally, by observation, from written materials or otherwise, as for example: (i) financial and business information, such as information with respect to costs, commissions, fees, profits, sales, markets, mailing lists, strategies and plans for future business, new business, product or
Exhibit A-4

other development, potential acquisitions or divestitures, and new marketing ideas; (ii) product and technical information, such as devices, formulas and compositions of matter and processes relating to the manufacture of Company’s products, designs, drawings, specifications and blueprints of machinery and equipment, new and innovative product ideas, methods, procedures, devices, data processing programs, software, software codes, computer models, research and development projects, compositions of matter and methods of manufacture of products under investigation in the laboratories, pilot plants or plants of Company; (iii) marketing information, such as information on markets, end users and applications, the identity of Company’s customers, suppliers, vendors, and distributors, their names and addresses, the names of representatives of Company’s customers, distributors, vendors or suppliers responsible for entering into contracts with Company, Company’s financial arrangements with its distributors, vendors, and suppliers, the amounts paid by such customers to Company, specific customer needs and requirements, leads and referrals to prospective customers; and (iv) personnel information, such as the identity and number of Company’s other employees, their salaries, bonuses, benefits, skills, qualifications, and abilities. Employee acknowledges and agrees that the Confidential Information and Trade Secrets are not generally known or available to the general public, but have been developed, compiled or acquired by Company at its great effort and expense and for commercial advantage and, therefore, takes every reasonable precaution to prevent the use or disclosure of any part of it by or to unauthorized persons. Confidential Information and Trade Secrets can be in any form: oral, written or machine readable, including electronic files.
(f)    Non-Disclosure of Confidential Information. Employee agrees they will not, for so long as the pertinent information or documentation remains confidential, directly or indirectly duplicate, remove, transfer, use, disclose or disseminate to any other person, organization or entity or otherwise use any Confidential Information and Trade Secrets, or knowingly allow other persons to do so. This restriction shall not apply to information in the public domain through no fault of Employee. Except as outlined in Paragraph 11, in the event Employee becomes legally compelled to disclose any of the Confidential Information or Trade Secrets by a subpoena or court order, Employee will immediately advise Company of such subpoena or court order sufficient for Company to seek a protective order to avoid such disclosure.
(g)    Intellectual Property. Employee agrees that any and all inventions, discoveries, improvements, writings (including computer software), or compilations which Employee conceived or made, either alone or jointly with others during employment by Company which relate to or are useful in the business of Company, will be the exclusive property of Company and will be regarded as Company’s Confidential Information and Trade Secrets. Employee affirms he/she has fully disclosed all such inventions, discoveries, improvements, writings or compilations to Company. Employee further agrees he/she will assist Company, at Company’s expense, and sign any and all documents necessary or reasonably appropriate to assign to Company Employee’s entire right, title and interest in and to any and all inventions, discoveries, improvements, writings or compilations, and to prepare and execute such documents as shall be
Exhibit A-5

necessary or appropriate to permit the expeditious preparation, filing or prosecution of such applications for patents or copyrights, or the issuance of patents or copyrights thereon in the name of Company in any countries and to protect the same against infringement by others.
(h)    Enforcement of Covenants. Employee acknowledges and agrees that compliance with the covenants set forth in this Agreement is necessary to protect the Confidential Information and Trade Secrets, business and goodwill of Company, and that any breach of these covenants will result in irreparable and continuing harm to Company, for which money damages may not provide adequate relief. Accordingly, in the event of any breach of any covenant contained herein by Employee, Company and Employee agree that Company shall be entitled to the following particular forms of relief as a result of such breach, in addition to any remedies otherwise available to it at law or equity: injunctions, both preliminary and permanent, enjoining or restraining such breach. Company will be entitled to such relief without the need for bond.

7.    Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of this Award, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares (which is not subject to any pledge or other security interest), net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate fair market value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. Any fraction of a Share required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash to the Participant. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
Exhibit A-6

8.    Employment Relationship. For purposes of this Agreement, Participant shall be considered to be employed by the Company or an Affiliate as long as Participant remains an employee of any of the Company, an Affiliate or a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new award for this Award.
9.    Non-Transferability.  During the lifetime of the Participant, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such shares have lapsed. Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
10.    Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of Applicable Law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any Applicable Law or regulation or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any Applicable Law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
11.    Whistleblowing. Nothing in this Agreement or any other agreement between Employee and Shoals shall be interpreted to limit or interfere with Employee’s right to report good faith suspected violations of law to applicable government agencies, including the Equal Employment Opportunity Commission, the National Labor Relation Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any other applicable federal, state or local governmental agency, in accordance with the provisions of any “whistleblower” or similar provisions of local, state or federal law. Employee may report such
Exhibit A-7

suspected violations of law, even if such action would require Employee to share the Company’s proprietary information or trade secrets with the government agency, provided that any such proprietary information is protected to the maximum extent permissible and any such information constituting trade secrets is filed only under seal in connection with any court proceeding. Lastly, nothing in this Agreement or any other agreement between Employee and the Company will be interpreted to prohibit Employee from collecting any financial incentives in connection with making such reports nor to require Employee to notify or obtain approval by the Company prior to making such reports to a government agency. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (2) solely for the purpose of reporting or investigating a suspected violation of law; (B) is made to the individual’s attorney in relation to a lawsuit for retaliation against the individual for reporting suspected violation of law; or (C) is made in a complaint or other document filed in a lawsuit or proceeding if such filing is made under seal. Nothing in this Agreement requires Participant to obtain prior authorization before engaging in conduct described in this paragraph, or to notify the Company that Participant has engaged in such conduct.
12.    Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any Shares that may become deliverable hereunder unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.
13.    Execution of Receipts and Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such Person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to vested RSUs.
14.    No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the RSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. Unless otherwise provided in a written employment agreement or by Applicable Law, Participant’s employment by the Company, or any such Affiliate, or any other entity shall be on an at-will basis, and the employment relationship may be terminated at any time by either Participant or the Company, or any such Affiliate, or other entity for any reason whatsoever, with or without cause or notice. Any question as to whether and when there has been a termination of such employment, and the cause
Exhibit A-8

of such termination, shall be determined by the Committee or its delegate, and such determination shall be final, conclusive and binding for all purposes. The grant of the RSUs is a one-time benefit that was made at the sole discretion of the Company and does not create any contractual or other right to receive a grant of restricted stock units or other Awards or any payment or benefits in the future, including any adjustment to wages, overtime, benefits or other compensation. Any future Awards will be granted at the sole discretion of the Company.
15.    Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, unless otherwise designated by the Company in a written notice to the Participant (or other holder):
Shoals Technologies Group, Inc.
Attn: Chief Legal Officer
        1400 Shoals Way
        Portland, Tennessee 37148

If to the Participant, at the Participant’s last known address on file with the Company.
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Participant when it is mailed by the Company or, if such notice is not mailed to the Participant, upon receipt by the Participant. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.
16.    Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
17.    Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
Exhibit A-9

18.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the RSUs granted hereby. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially and adversely reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
19.    Severability and Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
20.    Clawback. The Participant’s rights with respect to this Award shall in all events be subject to (a) all rights that the Company may have under any Company clawback policy or any other agreement or arrangement with the Participant, and (b) all rights and obligations that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission, the listing standards of any national securities exchange or association on which the Company’s securities are listed, or any other Applicable Law, including, without limitation, the Shoals Technologies Group, Inc. Clawback and Recoupment Policy.
21.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN, EXCLUSIVE OF THE CONFLICT OF LAWS PROVISIONS OF DELAWARE LAW.
22.    Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant's beneficiaries, executors, administrators and the Person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.
Exhibit A-10

23.    Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.
24.    Counterparts.  The Grant Notice may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of an executed counterpart of the Grant Notice by facsimile or portable document format (.pdf) attachment to electronic mail shall be effective as delivery of a manually executed counterpart of the Grant Notice.
25.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the RSUs granted pursuant to this Agreement are intended to be exempt from or compliant with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. A Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. If the Participant is deemed to be a “specified employee” within the meaning of Section 409A of the Code at a time when the Participant becomes eligible for settlement of the RSUs upon the Participant’s “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the RSUs provided under this Agreement are exempt from or compliant with Section 409A of the Code and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code. For purposes of Section 409A of the Code, each payment in any series of installments payments hereunder will be treated as a separate payment. Notwithstanding any other provision of this Agreement: (a) the Company may unilaterally accelerate payment hereunder in
Exhibit A-11

connection with a termination of this arrangement conducted in a manner intended to satisfy the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix), (b) if settlement of this Award is conditioned on the effectiveness of a release of claims and the period the Participant is afforded to consider that release spans two calendar years, settlement will occur in the second calendar year, (c) to the extent provided in Prop. Treas. Reg. § 1.409A-1(b)(4)(ii), Treas. Reg. § 1.409A-2(b)(7)(ii) or any successor provision, the Company may delay settlement of this Award if it reasonably determines that such settlement would violate federal securities laws or any other applicable law, and (d) the settlement of this Award may otherwise be accelerated or deferred only in a manner intended to comply with the requirements of Section 409A of the Code.

[Remainder of Page Intentionally Blank]
Exhibit A-12